Exhibit 99.3

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement (this “Agreement”) is dated as of July 14, 2014, by and among Ralph E. Faison (the “Executive”), and Pulse Electronics Corporation (collectively, together with its successors and assigns (the “Company”)).

WHEREAS, the Company and the Executive have entered into an Employment Agreement, dated January 4, 2011, which was amended on September 16, 2011 and November 11, 2011 (the “Employment Agreement”), pursuant to which the Executive is currently employed by the Company as its President and Chief Executive Officer;

WHEREAS, the Company and the Executive have mutually agreed that Executive’s employment with the Company shall terminate effective as of July 14, 2014 (the “Effective Date”);

WHEREAS, in accordance with the Employment Agreement, the Company desires to provide the Executive with certain benefits in connection with the Executive’s termination of employment with the Company, in exchange for the Executive’s agreement to comply with certain restrictive covenants in favor of the Company and its Affiliates and release of certain claims against the Company and its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, predecessors and assigns on the terms and subject to the conditions more fully set forth in this Agreement; and

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

I.           Entire Agreement

Except as otherwise stated in this Agreement, this Agreement is the entire agreement between the Company and the Executive with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Company and the Executive relating to the termination of the Executive’s employment with the Company and, as of the Effective Date, supersedes and extinguishes any other agreement relating to the terms and conditions applicable to the termination of the Executive’s employment, whether written, oral, express or implied, between the Company and the Executive, including, without limitation, such provisions included in the Employment Agreement. Notwithstanding the foregoing, the post-employment restrictions in Sections 9 and 10 in the Employment Agreement shall continue to survive the Executive’s termination of employment, and the parties hereby agree to comply with such restrictions.  This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Company and the Executive specifically referencing the provision being so changed or modified.

II.           Termination of Employment; Resignation from Positions; Continuing Services

The Executive’s employment by the Company and any and all titles, positions and appointments the Executive holds with the Company or any of its Affiliates, whether as an officer, director, trustee or employee (including, without limitation, as the Company’s President and Chief Executive Officer and as a Director) shall cease and the Executive hereby resigns from all such positions as of the Effective Date.  As of the Effective Date, the Executive shall have no authority to act on behalf of the Company or any of its Affiliates, shall not hold himself out as having such authority, nor shall enter into any agreement or incur any obligations on behalf of the Company or any Affiliates.  The Executive hereby agrees to take all actions necessary to effectuate his resignation from all positions held with the Company and any Affiliates.  For the period commencing on the Effective Date and continuing for a period of four (4) weeks ending on August 8, 2014, or such later date as mutually agreed by the parties (the “Transition Period”), the Executive shall provide services to the Company in accordance with the terms set forth in Section V of this Agreement.

III.           Payments and Benefits.

In accordance with the Employment Agreement and in consideration for the Executive’s entering into this Agreement, including without limitation Executive’s continued compliance with the post-employment restrictions described in Sections 9 and 10 of the Employment Agreement and the Executive’s execution and delivery to the Company of the release of claims attached to this Agreement as Exhibit A (the “Release”) within forty-five (45) days following the Effective Date, the Executive shall be entitled to receive all of the payments and benefits described in Section III of this Agreement, subject to the Executive not revoking the Release before the expiration of the seven-day revocation period described therein.

A.           Severance Payment. Subject to Section VI.N of this Agreement, an aggregate severance payment of $2,600,000 (less statutory and other usual or customary payroll deductions such as FICA and Medicare) (reflecting two (2) times the sum of Executive's (i) annual base and (ii) target bonus, as of the Effective Date), payable in equal installments over a twenty-four (24) month period in accordance with the Company's regular payroll practices, in effect as of the date of this Agreement, with the first installment payable on the first regularly scheduled payroll date occurring after the date of Executive's separation from service with the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")).

B.           Continued Employee Benefits. Continued participation, for a period of twenty-four (24) months following the Effective Date, for the Executive and his eligible dependents in the medical and dental plans of the Company, in effect from time to time, on a basis no less favorable to the Executive than the basis generally provided to other similarly-situated senior executives of the Company at the same cost to the Executive as other similarly situated employees.  The Executive agrees to provide appropriate and timely documentation to the Company with respect to the Executive’s continued participation in the medical and dental plans described in the preceding sentence.  In addition, such continued coverage shall run simultaneously with the Company’s obligation to continue group health plan coverage to the Executive, his spouse, and his dependents under Section 4980B of the Code (such continued coverage being generally referred to as “COBRA”).  In the event that the Company’s maintenance of such group health plan coverage for Executive, his spouse, and his dependents would violate any nondiscrimination rules under Section 105(h)(2) of the Code or similar provisions of applicable law or the Company is otherwise unable to maintain the group health plan coverage for the Executive, his spouse, and/or his dependents, the Company shall either (i) make other arrangements for the provision of substantially comparable health benefits for such persons at a cost to the Executive no greater than the premium cost to the Executive as though he was an employee of the Company, or (ii) reimburse the Executive for the costs incurred by the Executive to obtain medical, dental and vision coverage substantially comparable to the coverage provided under the Company’s plans less the premium cost to Executive had Executive’s employment not been terminated. For the avoidance of doubt, the Executive’s participation in all other Company employee health benefit plans shall cease as of the Effective Date.

C.           Accrued Benefits. Payment of (i) any annual base salary or other compensation earned through the end of the month in which the Effective Date occurs to the extent not previously paid to the Executive within thirty (30) days following the Effective Date or earlier as required by law, (ii) any reimbursable business expenses and accrued but unused vacation pay to the extent not previously paid within thirty (30) days following the Effective Date or earlier as required by law, and (iii) any accrued but unpaid benefits pursuant to any Company employee benefit plan, in accordance with the applicable plan. For the avoidance of doubt and notwithstanding anything to the contrary, the Executive shall not be eligible to receive any incentive compensation or bonus payment for the 2014 fiscal year (including any prorated bonus).

D.Treatment of Equity. Notwithstanding anything to the contrary herein or otherwise, the parties agree that, as of the Effective Date, 100% of the Executive’s outstanding stock options shall be fully vested and exercisable and the service vesting restrictions on the shares of restricted stock units shall lapse and such restricted stock units shall be promptly settled following the Effective Date.  The period during which Executive shall have the right to exercise his outstanding stock options shall be extended to six months from the Effective Date.

E.           Indemnification Rights. The Executive shall have an ongoing contractual right to continue to be covered and protected by the provisions set forth in Article VII of the Company's By-Laws in effect as of the Effective Date, entitled "Indemnification, Insurance and Limitations of Directors' Liability Indemnification of Directors, Officers and Other Persons.”

F.           No Duplication of Benefits.  For the avoidance of doubt, the accrued obligations described in Section III. are not intended to result in any duplication of any payments or benefits described in the Employment Agreement or this Agreement or any compensation or benefits plans, policies, programs, agreements or arrangements of the Company determined on a payment-by-payment and benefit-by-benefit basis.

G.           Legal Fees.  Any reasonable legal fees incurred by the Executive in connection with the negotiation and execution of this Agreement up to a maximum of $20,000 shall be paid by the Company promptly upon submission of reasonably detailed invoices therefor.

H.           Full Satisfaction.  The Executive acknowledges and agrees that, except as otherwise set forth in this Agreement, the Executive is not entitled to any other compensation or benefits from the Company (including without limitation any severance, retirement, or equity-based compensation or benefits) whether under the Employment Agreement, any severance plan or policy or other plan, program or arrangement, and, as of and after the Effective Date, except as otherwise set forth in this Agreement, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company, for and in respect of periods commencing on and following the Effective Date.

I.           Release.  The Executive acknowledges and agrees that the payments and benefits described in Section III.A and III.B are contingent on the Executive’s entering into the Release and not revoking such Release during the applicable seven-day revocation period set forth therein.  If the Executive revokes such Release during the period described in the immediately preceding sentence, this Agreement shall be void as of and following the date hereof and of no further effect.  For the avoidance of doubt, if this Agreement becomes void in accordance with the preceding sentence, the Executive’s employment and any positions or titles that he holds with the Company shall terminate as of the Effective Date and the parties shall continue to be bound by the restrictive covenants set forth in Sections 9 and 10 of the Employment Agreement.

IV.           Restrictive Covenants & Continuing Obligations

The Executive hereby acknowledges and agrees that he will continue to be bound by the restrictions included in Section 9 and 10 of the Employment Agreement for a period of twenty-four (24) months following the Effective Date and notwithstanding anything to the contrary, such restrictions shall remain in full force and effect.

V.           Transition Services

During the Transition Period, the Executive hereby agrees to provide services to the Company, on the terms and subject to the conditions of this Section V.  During the Transition Period, the Executive shall, upon reasonable request of the Company, make himself available to the Company to provide consulting and advisory services to the Company, at such times and at such places as requested by the Company (the “Transition Services”).  In consideration for the Transition Services, the Company shall pay the Executive a fee equal to his monthly base salary in effect as of the Effective Date, payable in two installments in accordance with the Company’s regular payroll practices, with the first installment payable on the first regularly scheduled payroll date following the Effective Date.  The Consultant shall devote such time as is reasonably necessary to perform the Transition Services which shall require no more than forty (40) hours per week.  In performing the Transition Services described in this Section V, the Executive shall have no authority to act as an agent of the Company or any of its Affiliates and he shall not represent contrary to any Person.  For avoidance of doubt, the Executive may engage in other business activities during the Transition Period which do not otherwise violate the provisions of Section IV of this Agreement.

VI.           Miscellaneous

A.           Definitions.  Words or phrases which are initially capitalized or are withinquotation marks shall have the meanings provided in this Section VI and as provided elsewhere herein.  For purposes of this Agreement, the following definitions apply:

1.           “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

2.           “Person” means an individual, a corporation, an association, a partnership,

an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

B.           Waiver.  The waiver by either party of a breach of any provision of thisAgreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

C.           Taxes.  Notwithstanding any other provision of this Agreement to the contrary,the Company may withhold from all amounts payable under this Agreement all federal, state or local taxes that are required to be withheld pursuant to any applicable laws and regulations.

D.           Headings.  The Section headings herein are for convenience of reference only, donot constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

E.           Validity.  The invalidity or unenforceability of any provision or provisions of thisAgreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

F.           Non-Admission.  Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

G.           Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement to the Company’s successor in interest, if any, without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties, stock, or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

H.           Conflict with Other Agreements.  In the event of any conflict between the provisions of this Agreement and the provisions of any other Company agreement, plan, policy, program or arrangement, whether entered into before, on or after the date of this Agreement, including the Employment Agreement, the provisions of this Agreement shall control.

I.           Severability.  If any portion or provision of this Agreement shall to any extent be declared invalid, illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Agreement (whether in whole or in part) is void or constitutes an unreasonable restriction against the Executive, such provision shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as such court may determine constitutes a reasonable restriction under the circumstances.

J.           Notices.  Any notice provided for in this Agreement shall be in writing and shall be effective when either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below.

Notices to the Executive:

Ralph. E. Faison
P.O. Box 7155
Rancho Santa Fe, CA 92067

Notices to the Company:

Pulse Electronics Corporation
Attn: Chief Financial Officer
12220 World Trade Drive
San Diego, CA 92128-3797
Facsimile: 858-674-8262

K.           Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

L.           Consent to Jurisdiction, Forum Selection, and Fee Shifting.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE  COURTS LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO ANY CLAIM RELATING TO THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING IN WHICH ANY SUCH CLAIM IS MADE THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  If an action, suit, or other proceeding is instituted in connection with any controversy arising out of this Agreement, or enforce any rights under this Agreement, to the extent the Executive substantially prevails on any material claim, issue, or defense he shall be entitled to recover from the Company any and all reasonable fees and costs (including, but not limited to, his attorneys' fees and costs) incurred in connection with such claim, issue, or defense. The parties hereto irrevocably consent to the service of any and all process in any suit, action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at such party’s address specified in Section VI.THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT AS OF THE EFFECTIVE DATE, HE IS NOT AWARE OF ANY CONTROVERSY ARISING OUT OF THIS AGREEMENT.

M.           Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

N.           Section 409A.For purposes of this Agreement, "Section 409A" means Section 409A of the Code, and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time. The parties acknowledge and agree that the Executive and the Company have mutually agreed to Executive's separation from service and that such separation shall not be treated as "involuntary" within the meaning of Treasury Regulation Section 1.409A-1(n).   Notwithstanding the foregoing, any payments described in this Agreement that are due within the "short-term deferral period" shall not be treated as deferred compensation unless applicable law requires otherwise. Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A.  Notwithstanding any provision of this Agreement to the contrary, if Executive is considered a "specified employee" as defined in Section 409A as of the date of his separation from service, under such procedures as established by the Company in accordance with Section 409A of the Code, all payments hereunder that are both treated as "deferred compensation" as defined in applicable regulations issued under to Section 409A of the Code (after taking into account any applicable exemptions) and are payable on account of Executive's separation from service may not commence earlier than the earlier of (i) six (6) months after Executive's separation from service or (ii) the date of Executive's death. Therefore, in the event this provision is applicable to Executive, any such payment to which the preceding sentence applies that would otherwise be paid to Executive within the first six (6) months following Executive's separation from service shall be accumulated and paid to Executive in a lump sum on the first day of the seventh calendar month that begins following Executive's separation from service  (or, if earlier, upon Executive's death). All subsequent distributions shall be paid in the manner specified in this Agreement.  For avoidance of doubt, Executive's separation from service will be deemed to occur on the Effective Date unless the Executive actually performs bona fide services during the Transition Period at a level that would fail to satisfy the presumption in Treasury Regulation Section 1.409A-1(h)(1)(ii) that a separation from service has occurred on the Effective Date, in which case, the date of Executive's separation from service will be the date such presumption is satisfied.  Notwithstanding the foregoing, the Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Executive in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Executive (or any beneficiary) harmless from any or all of such taxes or penalties.

O.           Survival. The respective rights and obligations of the Executive and theCompany under Sections 9 & 10 of the Employment Agreement shall survive the termination of the Executive’s employment to the extent necessary for the intended preservation of such rights and obligations and shall be deemed incorporated into this Agreement as if fully set forth herein.

P.           Counterparts. This Agreement may be executed in one or more counterparts, eachof which shall be deemed to be an original but all of which together will constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date hereof.

THE EXECUTIVE

/s/ Ralph E. Faison
Ralph E. Faison

PULSE ELECTRONICS CORPORATION

By: /s/ Alan H, Benjamin
Alan H. Benjamin, Senior Vice President and Chief Operating Officer

RELEASE OF CLAIMS

1.           Release of Claims

In partial consideration of the payments and benefits described in Section III of the Separation Agreement (the “Separation Agreement”) dated as of July 14, 2014 between Pulse Electronics Corporation (the “Company”), and Ralph E. Faison (“Executive”), to which Executive agrees that Executive is not entitled until and unless Executive executes this Release and it becomes effective in accordance with the terms hereof, Executive, for and on behalf of himself and his heirs, successors and assigns, subject to the last sentence of this Section 1, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which Executive ever had, now has or may have against the Company and its shareholders, subsidiaries, predecessors, successors, assigns, directors, officers, partners, members, managers, employees, trustees (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities), representatives or agents, and each of their affiliates, successors and assigns, (collectively, the “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Executive signs this Release, including, without limitation, any complaint, charge or cause of action arising out of Executive’s employment or termination of employment, or any term or condition of that employment (including a claim for any bonus, incentive, equity or equity-based compensation), or arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, all as amended, and any other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys’ fees and costs. Executive further agrees that this Agreement may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by Executive, Executive’s descendants, dependents, heirs, executors, administrators or permitted assigns. By signing this Release, Executive acknowledges that Executive intends to waive and release any rights known or unknown that Executive may have against the Releasees under these and any other laws; provided, that Executive does not waive or release claims with respect to (i) any rights he may have to any severance payments or benefits under Section III of the Separation Agreement, (ii) accrued vested benefits under employee benefit plans of the Company and its affiliates, subject to the terms and conditions of such plans and applicable law or (iii) rights that cannot be released as a matter of law, (collectively, the “Unreleased Claims”).

2.           Proceedings

Executive acknowledges that Executive has not filed any complaint, charge, claim or proceeding, except with respect to an Unreleased Claim, if any, against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). Executive represents that Executive is not aware of any basis on which such a Proceeding could reasonably be instituted. Executive (i) acknowledges that Executive will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Further, Executive understands that, by executing this Release, Executive will be limiting the availability of certain remedies that Executive may have against the Company and limiting also the ability of Executive to pursue certain claims against the Releasees. Notwithstanding the above, nothing in Section 1 of this Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 1 of this Release (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC.

3.           Time to Consider

Executive acknowledges that Executive has been advised that he has forty-five (45) days from the date of receipt of this Release to consider all the provisions of this Release and he does hereby knowingly and voluntarily waive said given forty-five (45) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

In signing this Release, which is intended to have the effect of releasing forever claims, except for Unreleased Claims, that are presently unknown to Executive, Executive acknowledges that he has read and understands Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to Executive’s release of any unknown or unsuspected claims herein.

4.           Revocation

Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company nor any other person is obligated to provide any benefits to Executive pursuant to Section III of the Separation Agreement until eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company immediately shall arrange and/or pay for any such benefits otherwise attributable to said eight- (8) day period, consistent with the terms of the Separation Agreement. If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release, and no action will be required of the Company under any section of this Release.

5.           No Admission

This Release does not constitute an admission of liability or wrongdoing of any kind by Executive or the Company.

6.           General Provisions

A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Executive and the Releasees.

7.           Governing Law

The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of Pennsylvania without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, Executive has hereunto set his hand as of the day and year set forth opposite his signature below.

DATE	RALPH E. FAISON